Exhibit 16.1
                                                          Deloitte & Touche
March 14, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Healthcare Integrated Services, Inc. dated March 8, 2002.

Yours truly,


/s/ Deloitte & Touche LLP
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